Exhibit 99.1

HAN KUN LAW OFFICES

Suite 906, Office Tower C1, Oriental Plaza, 1 East Chang An Avenue, Beijing 100738, P. R. China

TEL: (86 10) 8525-5500; FAX: (86 10) 8525-5511/ 5522

 July 14, 2010

Funtalk China Holdings Limited

21/F, Block D The Place Tower

No.9 Guanghua Road, Chaoyang District

Beijing, China 100020

Dear Sirs or Madams:

We are qualified lawyers of the People’s Republic of China (“PRC” or “China”, for the purpose of this opinion only, PRC shall not include the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan) and as such are qualified to issue this opinion on the laws and regulations of the PRC effective as at the date hereof.

We have acted as the PRC counsel to Funtalk China Holdings Limited (the “Company”), a company incorporated under the laws of the Cayman Islands, in connection with the Company’s Post-Effective Amendment No. 7 to Form S-4 on Form F-3 Registration Statement, including all amendments or supplements thereto (the “Registration Statement”, the Registration Statement No.: 333-153492), filed with Securities and Exchange Commission under the U.S. Securities Act of 1933, as amended, on July 14, 2010, by the Company.  We have been requested by the Company to give this opinion.

A.    Documents and Assumptions

In rendering this opinion, we have reviewed the originals or copies of certain documents as we deemed necessary or appropriate to render this opinion which were provided to us by the Company, Funtalk PRC and the Domestic Companies, and such other documents, corporate records, certificates issued by the governmental authorities in the PRC (collectively the “Documents”), and we have made investigation of the applicable laws and regulations of the PRC promulgated and publicly available as of the date of this opinion.

In our examination of the Documents, we have assumed without independent investigation and inquiry that (“Assumptions”):

i.                                          All signatures, seals and chops on the Documents are genuine, each signature thereto, on behalf of a party other than Funtalk PRC, is that of a person duly authorized to execute the same, all Documents submitted to us as originals are authentic, and all Documents submitted to us as certified or photostatic copies conform to the originals;

ii.                                       The Documents that were presented to us remain in full force and effect on the date of this opinion and have not been revoked, cancelled, amended, superseded or supplemented, and no amendments, revisions, supplements, modifications or other changes have been made, and no revocation or termination has occurred, with respect to any of the Documents after they were submitted to us for the purposes of this legal opinion;

iii.                                    All the explanations and interpretations provided by the government officers, which duly reflect the official position of the relevant Government Agencies, and all the Documents and the factual statements provided to us by the Company, Funtalk PRC and the Domestic Companies, including but not limited to those set forth in the Documents, are complete, true, correct and not misleading.  Where important facts were not independently established to us, we have relied upon certificates issued by the Government Agencies with proper authority which are available to us; and

iv.                                   The applicable PRC statute, judgment, order or decree, rule, regulation and facts shall remain unchanged as of the date hereof and will not be changed.

B.    Definitions

In addition to the terms defined in the context of this opinion, the following capitalized terms used in this opinion shall have the meanings ascribed to them as follows:

(a)              “Beijing Funtalk” means Beijing Funtalk Century Telecommunications Equipment Retail Chain Co., Ltd. , which is formerly named Beijing Feijie Investment Co., Ltd. ;

(b)             “Beijing Dongdian” means Beijing Dongdian Infinity Technology Co., Ltd. ;

(c)              “Funtalk PRC” means Beijing Funtalk Century Technology Group Company Limited , which is formerly named Beijing Pypo Technology Group Company Limited ;

(d)             “Government Agencies” mean any competent government authorities, courts or regulatory bodies of the PRC;

(e)              “Governmental Authorizations” mean all approvals, consents, permits, authorizations, filings, registrations, exemptions, waivers, endorsements, annual inspections, qualifications and licenses required by the applicable PRC Laws to be obtained from the competent Government Agencies;

(f)                “Material Adverse Effect” means a material adverse effect on the conditions

(financial or otherwise), business, properties or results of operations of Funtalk PRC and the Domestic Companies taken as a whole;

(g)             “PRC Shareholders” mean the individual beneficial owners or shareholders of the Company who are PRC residents;

(h)             “PRC Laws” mean all laws and regulations currently in force and publicly available in the PRC as of the date hereof;

(i)                 “Pypo HK” means Pypo Holdings (HK) Company Limited, a company incorporated under the laws of Hong Kong Special Administrative Region;

(j)                 “SAFE” means the State Administration of Foreign Exchange and/or a local branch thereof; and

(k)              “VIE Documents” means the documents referenced in Schedule 2 hereto.

Based on our review of the Documents and our understanding of the PRC Laws, subject to the foregoing Assumptions, qualifications set forth herein, and except as disclosed in the Registration Statement, we are of the opinion that:

1.               Funtalk PRC has been duly incorporated and validly exists as a wholly foreign-owned enterprise with limited liability under the PRC Laws.  One hundred percent (100%) of the equity interest in Funtalk PRC is owned by Pypo HK.  Funtalk PRC has the enterprise legal person status.  The registered capital of Funtalk PRC has been fully paid in accordance with the applicable PRC Laws and the articles of association of Funtalk PRC.  To our best knowledge after due inquiry, except the pledge as disclosed in the Risk Factors in the Registration Statement, there is no security interest, mortgage, pledge, lien, encumbrance, claim or any third party right, the exercise of which may lead to the change of shareholdings or the amount of the registered capital of Funtalk PRC.

2.               Each of the Domestic Companies has been duly incorporated as a limited liability company and validly exists under the PRC Laws.   Each of the Domestic Companies has the enterprise legal person status.  Except as disclosed in Schedule 1, the registered capital of each of the Domestic Companies has been duly paid in accordance with the applicable PRC laws and the articles of association of the Domestic Companies, except those which are not due to be paid.  To our best knowledge after due inquiry, except for those contemplated under the VIE Documents and as described in Schedule 1 hereto, there is no security interest, mortgage, pledge, lien, encumbrance, claim or any third party right, the exercise of which may lead to the change of shareholdings or the amount of the registered capital of any of the Domestic Companies.

3.               To our best knowledge after due inquiry, except as disclosed in the Registration Statement, each of Funtalk PRC and the Domestic Companies has sufficient corporate right, power and authority for it to own, use, lease and license its assets and conduct its business in the manner described in its business license.  To our best knowledge after due inquiry and except as disclosed in the Risk Factors in the Registration Statement, each of Funtalk PRC and the Domestic Companies has obtained all material Governmental Authorizations from, and completed all material filings with, the Government Agencies that are necessary for it to own, lease and license its assets and conduct its business in the manner described in its business license.  To our best knowledge after due inquiry, each of Funtalk PRC and the Domestic Companies is in compliance with the provisions of all such Governmental Authorizations in all material aspects, and none of Funtalk PRC and the Domestic Companies has received any notification of proceedings relating to the modification, suspension or revocation of any such Governmental Authorizations.

4.               To our best knowledge after due inquiry, the articles of association and the business license of each of Funtalk PRC and the Domestic Companies are in compliance with the requirements of the applicable PRC Laws in all material aspects and are in full force and effect.

5.               To our best knowledge after due inquiry, the business carried out by each of Funtalk PRC and the Domestic Companies complies with its articles of association and the PRC Laws in all material aspects.  To our best knowledge after due inquiry and except as disclosed in the Risk Factors in the Registration Statement, all necessary and material PRC Governmental Authorizations were duly obtained in connection with any operations in the PRC by the Company conducted through Funtalk PRC and any of the Domestic Companies.

6.               Except as disclosed in the Risk Factors in the Registration Statement, and to our best knowledge after due inquiry, each of Funtalk PRC and the Domestic Companies has legal and valid title to all of material assets related to its core business, in each case, free and clear of all liens, charges, encumbrances, equities, claims, defects, options and restrictions.

7.               To our best knowledge after due inquiry, there is no current, pending or threatened PRC legal, regulatory, administrative or other governmental decision, ruling, order, demand, action, proceeding or initiative to which any of Funtalk PRC or the Domestic Companies is a party to or to which any of the assets of Funtalk PRC and the Domestic Companies are subject, that could have a Material Adverse Effect on Funtalk PRC or the Domestic Companies.

8.               To our best knowledge after due inquiry and except as disclosed in Schedule 1, none of Funtalk PRC and the Domestic Companies has taken any corporate action, nor have any legal proceedings commenced against it, for its liquidation, winding up, dissolution, or bankruptcy, for the appointment of a liquidation committee, team of receivers or similar officers in respect of its assets or for the suspension, withdrawal, revocation or cancellation of any of the Governmental Authorizations.

9.               To our best knowledge, each of the VIE Documents as listed in Schedule 2 hereto, is valid and enforceable against all parties involved in the VIE Documents and does not violate any mandatory provisions of the applicable PRC Laws.

10.         On August 8, 2006, six PRC Government Agencies, namely, the Ministry of

Commerce (the “MOFCOM”), the State Assets Supervision and Administration Commission, the State Administration of Taxation, the State Administration for Industry and Commerce, the China Securities Regulatory Commission (the “CSRC”), and the State Administration of Foreign Exchange, jointly issued the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the “M&A Regulation”), which became effective on September 8, 2006, as amended on June 22, 2009 to regulate foreign investment in PRC domestic enterprises..  The M&A Regulation contains provisions purporting, among other things, to require offshore special purpose vehicles, or SPVs, that are (1) formed for the purpose of overseas listing of equity interests in PRC companies via acquisition, and (2) directly or indirectly controlled by PRC companies and/or individuals, to obtain the approval of the CSRC prior to the listing and trading of their securities on overseas stock exchanges.  On September 21, 2006, pursuant to the M&A Regulation and other PRC Laws, the CSRC published a notice on its website specifying the documents and materials that SPVs are required to submit when seeking the CSRC approval for their listings outside of China (the “CSRC Procedure”). As of the date of this opinion, the CSRC has not issued any definitive rule or interpretation concerning whether transaction like Business Combination as described in the Registration Statement is subject to this new procedure.

Based on our understanding of the current PRC Laws publicly available as of the date hereof, we believe that since (a) the restructuring of Funtalk PRC from a domestic company to a Sino-foreign joint venture company was completed in June 2006, before the M&A Regulation became effective, (b) the restructuring of Funtalk PRC from a Sino-foreign joint venture company to a wholly foreign owned enterprise (which was completed in July 2007) is governed under the PRC regulations related to changes in equity interest of investors in foreign investment enterprises rather than the M&A Regulation (which only applies to the acquisition of domestic PRC companies), and (c) the Business Combination described in the Registration Statement was between offshore companies, and the CSRC currently has not issued any definitive rule concerning whether such transactions are subject to the M&A Regulation and CSRC Procedure, therefore the Company is not required to obtain the approval of the CSRC under the M&A Regulation in connection with the Business Combination.

11.         The statements set forth in the Registration Statement under the headings “Risk Factors” and “Taxation”, insofar as such statements constitute summaries of PRC laws and regulations or legal conclusions with respect thereto, constitute correct and fair summaries of the matters described therein in all material aspects.

We are licensed to practice in the PRC and the foregoing opinion is limited to the PRC Laws currently in force and publicly available on the date of this opinion and is subject to the following additional qualifications:

i.                  Our opinion is limited to the PRC Laws of general application effective as of the date hereof.  We have made no investigation of, and do not express or imply any views on, the laws of any country other than the PRC;

ii.               This opinion is intended to be used in the context which is specifically referred to herein;

iii.            The PRC Laws referred to herein are laws and regulations publicly available and currently in force on the date hereof and there is no guarantee that any of such laws and regulations or the interpretation or enforcement thereof, will not be changed, amended or revoked in the immediate future or in the long term with or without retrospective effect;

iv.           This opinion is issued based on our understanding of the current PRC Laws.  For matters not explicitly provided under the current PRC Laws, the interpretation, implementation and application of the specific requirements under the PRC Laws are subject to the final discretion of competent PRC legislative, administrative and judicial authorities, which may be different from our opinion; and

v.              We may rely, as to matters of fact (but not as to legal conclusions), to the extent reasonable, on certificates and confirmations of Government Agencies or responsible officers of the Company, Funtalk PRC and the Domestic Companies.

This opinion is rendered at the request of and solely for the benefit of the Company in connection with the above matters.

This opinion may not be relied upon, quoted or referred to for any other purpose or released upon by, or furnished to any other person other than the legal and financial advisors of the Company, without our prior written consent.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of this opinion (including discussion of this opinion) and reference to our firm name in the Registration Statement.

Yours faithfully,

/s/ Han Kun Law Offices
HAN KUN LAW OFFICES

Schedule 1

LIST OF DOMESTIC COMPANIES

#    100% equity interest has been pledged to CITIC Trust Co., Ltd.

## The remaining 50% equity interests in these 17 subsidiaries are held by Jiangsu Heyi Technology Co., Ltd., or Jiangsu Heyi.  Pursuant to Jiangsu PYPO’s agreement with Jiangsu Heyi, as of the date of this opinion, Jiangsu PYPO still exercises control over 100% of the equity interests of these 17 subsidiaries.

### 100% equity interest has been pledged to the Funtalk PRC.

#### 100% equity interest has been pledged to the Funtalk PRC.

##### It is currently in the process of deregistering its registration with local Administration for Industry and Commerce (the “AIC”).

+    The remaining 49% equity interest in Hebei Guoxun is held by Mr. Xinyu Zhao, a PRC individual. Such 49% equity interest shall be pledged to Beijing Funtalk according to an Equity Interest Pledge Agreement dated April 30, 2008, among Beijing Funtalk, Xinyu Zhao and Hebei Guoxun, and such pledge shall be registered with local AIC.

++ The remaining 49% equity interest in Henan Xinya is held by Mr. Yamin Zhang, a PRC individual. Such 49% equity interest shall be pledged to Beijing Funtalk according to an Equity Interest Pledge Agreement dated August 1, 2008, among Beijing Funtalk, Yamin Zhang and Henan Xinya, and such pledge shall be registered with local AIC.

+++ The remaining 49% equity interest in Inner Mongolia Zhongyu is held by Mr. Baihe Jiang, a PRC individual. Such 49% equity interest shall be pledged to Beijing Funtalk according to an Equity Interest Pledge Agreement dated November 21, 2008, among Beijing Funtalk, Baihe Jiang and Inner Mongolia Zhongyu, and such pledge shall be registered with local AIC.

++++ The remaining 1% equity interest in Beijing Yipai Telecommunications Technology Co., Ltd. is held by Mr. Dongping Fei.

+++++ The remaining 1% equity interest in Beijing Guanzhilin Telecommunications Technology Co., Ltd. is held by Mr. Dongping Fei.

Schedule 2

LIST OF VIE DOCUMENTS

I.                     VIE Documents of Beijing Funtalk:

1.                   Frame Contract by and among the Funtalk PRC, Beijing Funtalk, Hui Liu, Dongping Fei and Zhikuan Guan dated September 1, 2008;

2.                   Nominee Letter by and between the Funtalk PRC and Dongping Fei dated September 1, 2008;

3.                   Nominee Letter by and between the Funtalk PRC and Zhikuan Guan dated September 1, 2008;

4.                   Loan Agreement by and between the Funtalk PRC and Dongping Fei dated September 1, 2008;

5.                   Loan Agreement by and between the Funtalk PRC and Zhikuan Guan dated September 1, 2008;

6.                   Exclusive Option Agreement by and among the Funtalk PRC, Beijing Funtalk and Dongping Fei dated September 1, 2008;

7.                   Exclusive Option Agreement by and among the Funtalk PRC, Beijing Funtalk and Zhikuan Guan dated September 8, 2008;

8.                   Exclusive Business Cooperation Agreement by and between the Funtalk PRC and Beijing Funtalk dated September 1, 2008;

9.                   Equity Interest Pledge Agreement by and among the Funtalk PRC, Beijing Funtalk and Dongping Fei dated September 1, 2008;

10.             Equity Interest Pledge Agreement by and among the Funtalk PRC, Beijing Funtalk, Zhikuan Guan and Dongping Fei dated March 3, 2009;

11.             Supplementary Agreement to Equity Interest Pledge Agreement by and among the Funtalk PRC, Beijing Funtalk and Dongping Fei dated March 3, 2009;

12.             Equity Interest Pledge Agreement by and among the Funtalk PRC, Beijing Funtalk and Zhikuan Guan dated September 8, 2008;

13.             Supplementary Agreement to Equity Interest Pledge Agreement by and among the Funtalk PRC, Beijing Funtalk and Zhikuan Guan dated March 3, 2009;

14.             Power of Attorney by Dongping Fei in favor of Funtalk PRC dated September 1, 2008;

15.             Power of Attorney by Zhikuan Guan in favor of Funtalk PRC dated September 8, 2008.

II.                 VIE Documents of Beijing Dongdian:

1.                   Exclusive Business Cooperation Agreement by and between Funtalk PRC and Beijing Dongdian dated July 28, 2008;

2.                   Equity Interest Pledge Agreement by and among Funtalk PRC, Beijing Funtalk and Beijing Dongdian dated August 5, 2008;

3.                   Equity Interest Pledge Agreement by and among Funtalk PRC, Beijing Funtalk and Beijing Dongdian dated March 3, 2009;

4.                   Supplementary Agreement to Equity Interest Pledge Agreement by and among the Funtalk PRC, Beijing Funtalk and Beijing Dongdian dated March 3, 2009;

5.                   Exclusive Option Agreement by and among Funtalk PRC, Beijing Funtalk and Beijing Dongdian dated August 5, 2008;

6.                   Power of Attorney by Beijing Funtalk in favor of Funtalk PRC dated August 5, 2008.